Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1/Post-effective Amendment #1 of our report dated March 23, 2010, relating to the financial statements of Santaro Interactive Entertainment Company for the period from December 30, 2009 (inception) to February 28, 2010 which appears in such Prospectus to be filed on or about June 21, 2010.

/S/ Child, Van Wagoner & Bradshaw, PLLC
Certified Public Accountants
Salt Lake City, Utah
June 21, 2010